Exhibit 10.7

EXECUTION COPY

CANADIAN PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Pledge Agreement”) dated as of October 4, 2004, made among JOSTENS CANADA LTD., a Manitoba corporation (the “Canadian Borrower”), any other person that may become a party by executing a supplement to this Pledge Agreement substantially in the form of Annex A to this Pledge Agreement (the “Canadian Subsidiary Pledgors”, each a “Canadian Subsidiary Pledgor”; together with the Canadian Borrower, the “Canadian Pledgors” and each a “Canadian Pledgor”) and CREDIT SUISSE FIRST BOSTON TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the CREDIT AGREEMENT dated as of October 4, 2004, among JOSTENS IH CORP., a Delaware Corporation (the “Borrower”), the Canadian Borrower, JOSTENS SECONDARY HOLDINGS CORP., a Delaware Corporation, the Lenders, CREDIT SUISSE FIRST BOSTON, as administrative agent and the Canadian Administrative Agent.

W I T N E S S E T H:

WHEREAS, (a) pursuant to the Credit Agreement, the Canadian Lenders have severally agreed to make Loans to the Canadian Borrower and the Canadian Letter of Credit Issuer has agreed to issue Canadian Letters of Credit for the account of the Canadian Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with the Canadian Borrower;

WHEREAS, pursuant to the Canadian Guarantee (the “Canadian Guarantee”)  dated as of the date hereof, the Borrower and each Canadian Subsidiary Pledgor has unconditionally and irrevocably guaranteed to the Canadian Administrative Agent, for the ratable benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, each Canadian Subsidiary Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Canadian Lenders and the Canadian Letter of Credit Issuer to make their respective Extensions of Credit to the Canadian Borrower under the Credit Agreement that the Canadian Pledgors shall have executed and delivered this Pledge Agreement to the Canadian Administrative Agent for the ratable benefit of the Secured Parties; and

WHEREAS, (a) Canadian Borrower is the legal and beneficial owner of all the issued and outstanding shares of capital stock of the Canadian Subsidiary Pledgors, (b) the Parent is the legal and beneficial owner of all the issued and outstanding shares of capital stock of the Canadian Borrower, and (c) the Canadian Pledgors are the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (the pledged Equity Interests described under (a), (b) and (c) are, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (d) each of the Canadian Pledgors is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”) described under Schedule 1 hereto;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Canadian Administrative Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Canadian Lenders and the Canadian Letter of Credit Issuer to make their respective Extensions of Credit to the Canadian Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Canadian Borrower, the Canadian Pledgors hereby agree with the Canadian Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1.  Defined Terms.

(a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and all terms defined in the Personal Property Security Act (Ontario), as amended from time to time (the “PPSA”) and not defined herein shall have the meanings specified therein.

(b)  As used herein, the term “Equity Interests” means shares of capital stock, partnership interests, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

(c)  As used herein, the term “Obligations” means the collective reference to (i) the due and punctual payment required to be made by the Canadian Borrower of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Canadian Borrower under the Credit Agreement in respect of any Canadian Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrower or any other Canadian Pledgor to any of the Secured Parties under the Credit Agreement and the other Credit Documents, including, without limitation, the Canadian Guarantee, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Canadian Pledgor under or pursuant to this Pledge Agreement or the other Credit Documents, including, without limitation the Canadian Guarantee, (iv) the due and punctual payment and performance of all obligations of each Canadian Pledgor under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations of the Canadian Borrower or any Canadian Pledgor in respect of overdrafts and related liabilities owed to the Canadian Administrative Agent or its affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds.

(d)  As used herein, the term “Secured Parties” means any of the following to whom an Obligation is outstanding (i) the Lenders, (ii) the Letter of Credit Issuer, (iii) the Swingline Lender, (iv) the Administrative Agent, (v) the Canadian Administrative Agent, (vi) the other Agents, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Canadian Pledgor under any Credit Document, including, without limitation, the Canadian Guarantee and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

(e)  “Unfunded Advances/Participations” shall mean (a) with respect to the Canadian Administrative Agent, the aggregate amount, if any (i) made available to the Canadian Borrower on the assumption that each Lender has made its pro rata share of the applicable Borrowing available to the Canadian Administrative Agent as contemplated by Section 2.4(b) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been made available to the Canadian Administrative Agent, by any such Lender and (b) with respect to the Canadian Letter of Credit Issuer, the aggregate amount, if any, of unreimbursed payments under any Letter of Credit made by such Letter of Credit Issuer that shall not have been reimbursed by the Canadian Borrower pursuant to Section 3.4(a) of the Credit Agreement, or repaid for the account of such Letter of Credit Issuer by the applicable L/C Participants pursuant to Section 3.3(e) of the Credit Agreement.

(f)  References to “Lenders” in this Pledge Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with any Canadian Pledgor.

(g)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(h)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.  Grant of Security.  Each Canadian Pledgor hereby transfers, assigns and pledges to the Canadian Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Canadian Administrative Agent for the ratable benefit of the Secured Parties, a security interest (“Security Interest”) in all of such Canadian Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Collateral”):

(a)  the Pledged Shares held by such Canadian Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)  the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Canadian Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c)  to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral.  For purposes of this Pledge Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Canadian Pledgor or the Canadian Administrative Agent from time to time with respect to any of the Collateral.

3.  Security for Obligations.  This Pledge Agreement secures the payment of all Obligations of the Canadian Pledgors.  Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Canadian Pledgors to the Canadian Administrative Agent or the Lenders under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4.  Delivery of the Collateral.  All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Canadian Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Canadian Administrative Agent.  Subject to Section 16(b), the Canadian Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to any Canadian Pledgor, to transfer to or to register in the name of the Canadian Administrative Agent or any of its nominees any or all of the Pledged Shares or Pledged Debt.  Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 1 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities.  Each schedule so delivered shall supersede any prior schedules so delivered.

5.  Representations and Warranties.  Each Canadian Pledgor represents and warrants as follows:

(a)  Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Canadian Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.  Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the date hereof.

(b)  Except as expressly annotated in bold and set forth on Schedule 1, the Pledged Shares do not constitute shares of capital stock in an unlimited liability company.

(c)  Such Canadian Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Canadian Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement and Permitted Liens under the Credit Agreement.

(d)  As of the date of this Pledge Agreement, the Pledged Shares pledged by such Canadian Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(e)  The execution and delivery by such Canadian Pledgor of this Pledge Agreement and the possession by the Canadian Administrative Agent of the Collateral pledged by such Canadian Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the

Collateral, securing the payment of the Obligations, in favor of the Canadian Administrative Agent for the ratable benefit of the Secured Parties.

(f)  Such Canadian Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Canadian Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Canadian Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6.  Pledged Debt.  Each Canadian Pledgor will cause any Indebtedness for borrowed money owed to such Canadian Pledgor and required to be pledged hereunder to be evidenced by a duly executed promissory note that is pledged and delivered to the Canadian Administrative Agent pursuant to the terms hereof.

7.  Voting Rights; Dividends and Distributions; Etc.

(a)  So long as no Event of Default shall have occurred and be continuing:

(i)  Each Canadian Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Credit Documents.

(ii)  The Canadian Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Canadian Pledgor all such proxies and other instruments as such Canadian Pledgor may reasonably request for the purpose of enabling such Canadian Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)  Subject to paragraph (c) below, each Canadian Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Canadian Administrative Agent to hold as, Collateral and shall, if received by such Canadian Pledgor, be received in trust for the benefit of the Canadian Administrative Agent, be segregated from the other property or funds of such Canadian Pledgor and be forthwith delivered to the Canadian Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

(c)  Upon written notice to each Canadian Pledgor by the Canadian Administrative Agent following the occurrence and during the continuance of an Event of Default,

(i)  all rights of such Canadian Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Canadian Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Canadian Revolving Credit Lenders, the Canadian Administrative Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Canadian Pledgors to exercise such rights.  After all Events of Default have been cured or waived and the Canadian Borrower has delivered to the Canadian Administrative Agent a certificate to that effect, each Canadian Pledgor will have the right to exercise the voting and consensual rights that such Canadian Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Canadian Administrative Agent under Section 8(a)(ii) shall be reinstated);

(ii)  all rights of such Canadian Pledgor to receive the dividends, distributions and principal and interest payments that such Canadian Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Canadian Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default.  After all Events of Default have been cured or waived and the Canadian Borrower has delivered to the Canadian Administrative Agent a certificate to that effect, the Canadian Administrative Agent shall repay to each Canadian Pledgor (without interest) all dividends, distributions and principal and interest payments that such Canadian Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)  all dividends, distributions and principal and interest payments that are received by such Canadian Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Canadian Administrative Agent, shall be segregated from other property or funds of such Canadian Pledgor and shall forthwith be delivered to the Canadian Administrative Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)  in order to permit the Canadian Administrative Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Canadian Pledgor shall, upon written notice from the Canadian Administrative Agent, from time to time execute and deliver to the Canadian Administrative Agent, appropriate proxies, dividend payment orders and other instruments as the Canadian Administrative Agent may reasonably request.

8.  Further Assurances.  Each Canadian Pledgor agrees that at any time and from time to time, at the expense of such Canadian Pledgor, it will execute any and all further documents, financing statements, financing change statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, financing change statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Canadian Administrative Agent or the Required Canadian Revolving Credit Lenders may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby  (including the priority thereof) or (y) to enable the Canadian Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

9.  Transfers and Other Liens; Additional Collateral; Etc.  Each Canadian Pledgor shall:

(a)  not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and Permitted Liens under the Credit Agreement, provided that in the event such Canadian Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement and such assets are or include any of the Collateral, the Canadian Administrative Agent shall release such Collateral to such Canadian Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b)  pledge and, if applicable, cause each of its Subsidiaries to pledge, to the Canadian Administrative Agent for the benefit of the Secured Parties, immediately upon acquisition thereof, all the capital stock and all evidence of Indebtedness held or received by such Canadian Pledgor or Canadian Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Canadian Pledgor hereunder and that the rights and obligations of each Canadian Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Canadian Subsidiary Pledgor as a party to this Pledge Agreement); and

(c)  defend its and the Canadian Administrative Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and any and all Persons whomsoever.

10.  Canadian Administrative Agent Appointed Attorney-in-Fact.  Each Canadian Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Canadian Administrative Agent as such Canadian Pledgor’s attorney-in-fact, with full authority in the place and stead of such Canadian Pledgor and in the name of such Canadian Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Canadian Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Canadian Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11.  The Canadian Administrative Agent’s Duties.  The powers conferred on the Canadian Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Canadian Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares or Pledged Debt, whether or not the Canadian Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Canadian Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Canadian Administrative Agent accords its own property.

12.  Remedies.  Subject to Section 16(b), if any Event of Default shall have occurred and be continuing:

(a)  The Canadian Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the PPSA or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Canadian Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Canadian Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so)

to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Canadian Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Canadian Pledgor, and each Canadian Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Canadian Administrative Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Canadian Administrative Agent or such Secured Party may subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 12(b)(i), and (y) the ratable satisfaction of the Obligations in accordance with Section 12(b)(ii) pay the purchase price by crediting the amount thereof against the Obligations.  Each Canadian Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Canadian Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, to the extent that a longer notice period is not required by applicable law.  The Canadian Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Canadian Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Canadian Pledgor hereby waives any claim against the Canadian Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Canadian Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)  The Canadian Administrative Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i)  first, to the payment of all reasonable and documented costs and expenses incurred by the Canadian Administrative Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Canadian Administrative Agent hereunder or under any other Credit Document on behalf of any Canadian Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)  second, to the payment in full of the Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Canadian Administrative Agent and the Canadian Letter of Credit Issuer pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any distribution);

(iii)  third, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iv)  fourth, any surplus then remaining shall be paid to the Canadian Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Canadian Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt for payment of the Canadian Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Canadian Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(c)  The Canadian Administrative Agent may exercise any and all rights and remedies of each Canadian Pledgor in respect of the Collateral.

(d)  The Canadian Administrative Agent may appoint, remove and reappoint any Person or Persons, including an employee or agent of the Canadian Administrative Agent to be a receiver (the “Receiver”) which term shall include a receiver and manager or, or agent for, all or any part of the Collateral.  Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of the Canadian Pledgors and not of the Canadian Administrative Agent or any other Secured Party, and the Canadian Administrative Agent and other Secured Parties shall not in any way be responsible for any misconduct, negligence or nonfeasance of such Receiver, its employees or agents.  Except as otherwise directed by the Canadian Administrative Agent, all money received by such Receiver shall be received in trust for and paid to the Canadian Administrative Agent.  Such Receiver shall have all of the powers and rights of the Canadian Administrative Agent described in this Section 12(d) or as otherwise provided under the PPSA or the Bankruptcy and Insolvency Act (Canada) (“BIA”).  The Canadian Administrative Agent may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

The Canadian Pledgors shall pay all costs, charges and expenses incurred by the Canadian Administrative Agent or any Receiver or any nominee or agent of the Canadian Administrative Agent, whether directly or for services rendered (including, without limitation, solicitor’s costs on a solicitor and its own client basis, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Pledge Agreement or any of the other Credit Documents and in enforcing the Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby or pursuant to any applicable law shall be a charge on the proceeds of realization and shall be secured hereby.

(e)  All payments received by any Canadian Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Canadian Administrative Agent, shall be segregated from other property or funds of such Canadian Pledgor and shall be forthwith delivered to the Canadian Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

13.  Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Canadian Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Canadian Pledgor and without notice to or further assent by any Canadian Pledgor, (a) any demand for payment of any of the Obligations made by the Canadian Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Canadian Administrative Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Canadian Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Canadian Administrative Agent (or the Required Lenders or the Required Canadian Revolving Credit Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Canadian Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Canadian Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Canadian Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto.  When making any demand hereunder against any Canadian Pledgor, the Canadian Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Canadian Borrower or any other Credit Party or pledgor, and any failure by the Canadian

Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Canadian Borrower, other Credit Party or pledgor or any release of any Canadian Pledgor or pledgor shall not relieve any Canadian Pledgor in respect of which a demand or collection is not made or any Canadian Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Canadian Administrative Agent or any other Secured Party against any Canadian Pledgor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14.  Continuing Security Interest; Assignments Under the Credit Agreement; Release.  (a)  This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Canadian Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Canadian Administrative Agent and the other Secured Parties and their respective successors, indorsees, permitted transferees and assigns in accordance with the terms of the Credit Agreement until all the Obligations under the Credit Documents shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(b)  Upon any sale or other transfer by any Canadian Pledgor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the obligations of such Canadian Pledgor with respect to such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(c)  In connection with any termination or release pursuant to paragraph (a) or (b), the Canadian Administrative Agent shall execute and deliver to any Canadian Pledgor, at such Canadian Pledgor’s expense, all documents that such Canadian Pledgor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Canadian Administrative Agent.

15.  Reinstatement.  This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Canadian Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Canadian Pledgor, or upon or as a result of the appointment of a receiver, interim receiver, receiver and manager, intervenor or conservator of, or trustee or similar officer for, the Canadian Borrower or any other Canadian Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

16.  Notices.  (a)  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to any Canadian Pledgor shall be given to it in care of the Canadian Borrower at the Canadian Borrower’s address set forth in Section 13.2 of the Credit Agreement.

(b)  Notwithstanding anything contained herein or in any other agreement or document:

(i)  Pledged Shares which constitute shares of capital stock in an unlimited liability company shall not be transferred to or registered in the name of the Canadian Administrative Agent or any of its nominees; and

(ii)  none of the rights and remedies referred to in the second sentence of Section 4, Section 7(c) or Section 12 hereof shall be exercised (or deemed exercised) in relation to any Pledged Shares which constitute shares of capital stock in an unlimited liability company except upon prior written notice in accordance with Section 16(a) which expressly states that such notice is delivered pursuant to this Section 16(b).

17.  Counterparts.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Canadian Administrative Agent and the Canadian Borrower.

18.  Severability.  Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.  Integration.  This Pledge Agreement represents the agreement of each of the Canadian Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Canadian Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

20.  Amendments in Writing; No Waiver; Cumulative Remedies.

(a)  None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Canadian Pledgor and the Canadian Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

(b)  Neither the Canadian Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Canadian Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Canadian Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Canadian Administrative Agent or such other Secured Party would otherwise have on any future occasion.

(c)  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.  Section Headings.  The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22.  Successors and Assigns.  This Pledge Agreement shall be binding upon the successors and assigns of each Canadian Pledgor and shall inure to the benefit of the Canadian Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Canadian Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Canadian Administrative Agent or as otherwise permitted under the Credit Agreement.

23.  WAIVER OF JURY TRIAL.  EACH CANADIAN PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24.  Submission to Jurisdiction; Waivers.  Each of the Canadian Pledgors hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and the courts of the Province of Ontario and the appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Canadian Pledgor at its address referred to in Section 16 or at such other address of which the Canadian Administrative Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right of the Canadian Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Canadian Administrative Agent or any other Secured Party to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25.  GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE IN THE PROVINCE OF ONTARIO.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

JOSTENS CANADA LTD.

By	/s/ Michael Bailey
Name: Michael Bailey
Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON TORONTO BRANCH, AS CANADIAN ADMINISTRATIVE AGENT

by	/s/ Peter Chauvin
Name: Peter Chauvin
Title: Vice President

By	/s/ Bruce F. Wetherly
Name: Bruce F. Wetherly
Title: Director, Controllers Department

SCHEDULE 1

TO THE PLEDGE AGREEMENT

Pledged Shares

Pledged Debt

ANNEX A

TO THE CANADIAN PLEDGE AGREEMENT

SUPPLEMENT NO. [  ] dated as of [            ], 200_ to the CANADIAN PLEDGE AGREEMENT (the “Canadian Pledge Agreement”) dated as of October 4, 2004, made among JOSTENS CANADA LTD., a Manitoba corporation (the “Canadian Borrower” and together with the Canadian Subsidiary Pledgors, the “Canadian Pledgors”) and CREDIT SUISSE FIRST BOSTON, TORONTO BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A.  Reference is made to (a) the Credit Agreement (the “Credit Agreement”) dated as of October 4, 2004, among JOSTENS IH CORP., a Delaware corporation (the “Borrower”), the Canadian Borrower, JOSTENS SECONDARY HOLDINGS CORP., a Delaware corporation (“Holdings”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”), and the Canadian Administrative Agent, and (b) the Canadian Guarantee dated as of October 4, 2004 (as amended, supplemented or otherwise modified from time to time, the “Canadian Guarantee”), among the Borrower, the Canadian Guarantors party thereto and the Canadian Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Canadian Pledge Agreement.

C.  The Canadian Pledgors have entered into the Canadian Pledge Agreement in order to induce Administrative Agent, the Canadian Administrative Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Canadian Lenders and the Canadian Letter of Credit Issuer to make their respective Extensions of Credit to the Canadian Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Canadian Borrower.

D.  The undersigned Canadian [Pledgors] (each a “Additional Canadian Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness (the “Additional Pledged Debt”) described under Schedule 1 hereto.

E.  Section 9.12 of the Credit Agreement and Section 9(b) of the Canadian Pledge Agreement provide that additional Canadian Subsidiaries may become Canadian Subsidiary Pledgors under the Canadian Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Additional Canadian Pledgor is executing this Supplement in accordance with the requirements of Section 9(b)

of the Canadian Pledge Agreement to pledge to the Canadian Administrative Agent for the benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Canadian Subsidiary Pledgor under the Canadian Pledge Agreement] in order to induce the Canadian Lenders and the Canadian Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Canadian Administrative Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1.  In accordance with Section 9(b) of the Canadian Pledge Agreement, each Additional Canadian Pledgor by its signature hereby transfers, assigns and pledges to the Canadian Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Canadian Administrative Agent for the ratable benefit of the Secured Parties, a security interest in all of such Additional Canadian Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a)           the Additional Pledged Shares held by such Additional Canadian Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Canadian Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b)           the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Canadian Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c)           to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Additional Collateral.  For purposes of this Supplement, the term “proceeds” includes whatever is receivable or received when Additional Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Additional Canadian Pledgor or the Canadian Administrative Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Canadian Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledged Shares.

[SECTION 2.  Each Additional Canadian Pledgor by its signature below becomes a Canadian Pledgor under the Canadian Pledge Agreement with the same force and effect as if originally named therein as a Canadian Pledgor and each Additional Canadian Pledgor hereby agrees to all the terms and provisions of the Canadian Pledge Agreement applicable to it as a Canadian Pledgor thereunder.  Each reference to a “Canadian Subsidiary Pledgor” or a “Canadian Pledgor” in the Pledge Agreement shall be deemed to include each Additional

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Canadian Pledgor.  The Canadian Pledge Agreement is hereby incorporated herein by reference.](1)

SECTION [2][3].  Each Additional Canadian Pledgor represents and warrants as follows:

(a)           Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the [Additional] Canadian Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the [Additional] Canadian Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 1 to the Canadian Pledge Agreement, the comparable schedules to each other Supplement to the Canadian Pledge Agreement, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.  Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b)           Except as expressly annotated in bold and set forth on Schedule 1, the Pledged Shares do not constitute shares of capital stock in an unlimited liability company.

(c)           Such Additional Canadian Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Canadian Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Canadian Pledge Agreement.

(d)           As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Canadian Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(e)           The execution and delivery by such Additional Canadian Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Canadian Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Canadian Administrative Agent for the ratable benefit of the Secured Parties.

(f)            Such Additional Canadian Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Canadian Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Canadian Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4].  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Canadian Administrative Agent and the Canadian Borrower.

(1)  Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

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This Supplement shall become effective as to each Additional Canadian Pledgor when the Canadian Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Canadian Pledgor and the Canadian Administrative Agent.

SECTION [4][5].  Except as expressly supplemented hereby, the Canadian Pledge Agreement shall remain in full force and effect.

SECTION [5][6].  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER  SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE IN THE PROVINCE OF ONTARIO.

SECTION [6][7].  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Canadian Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8].  All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement.  All communications and notices hereunder to each Additional Canadian Pledgor shall be given to it in care of the Canadian Borrower at the Canadian Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION [8][9].  Each Additional Canadian Pledgor agrees to reimburse the Canadian Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Canadian Administrative Agent.

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IN WITNESS WHEREOF, each Additional Canadian Pledgor and the Canadian Administrative Agent have duly executed this Supplement to the Canadian Pledge Agreement as of the day and year first above written.

[NAME OF ADDITIONAL CANADIAN PLEDGOR]

By
Name:
Title:

CREDIT SUISSE FIRST BOSTON TORONTO BRANCH, AS CANADIAN ADMINISTRATIVE AGENT

By
Name:
Title:

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SCHEDULE 1

TO SUPPLEMENT NO. [  ]

TO THE CANADIAN PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	Number of Shares	Percentage of Issued and Outstanding Shares

Pledged Debt

Pledgor	Issuer	Initial Principal Amount	Date of Note	Maturity Date